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                                                                 Exhibit 3.2

                                     BYLAWS
                                       OF
                         BIOSANTE PHARMACEUTICALS, INC.
                             A DELAWARE CORPORATION
                               (the "Corporation")

                                   ARTICLE I.
                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one,
(ii) the President and Chief Executive Officer, (iii) the Chief Financial Officer, or (iv) the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         SECTION 4. NOTICE. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days before the date of the meeting.

         SECTION 5. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If,


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however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 6. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote. Each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote held by such stockholder, except as provided in the Certificate of Incorporation or a resolution of the Board of Directors fixing rights and preferences of a class or series established by the Board of Directors. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         SECTION 7. RECORD DATE OF STOCKHOLDERS. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

         SECTION 8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 9. VOTING LIST. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of

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stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         SECTION 10. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 11. CONDUCT OF MEETINGS. The Chairman, or, if there be no Chairman or in his or her absence, the Vice Chairman or any other officer designated by the Board of Directors or the Chairman, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

         SECTION 12.       BUSINESS TO BE CONDUCTED.

                  (a) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as are properly brought before the meeting. In order for business to be properly brought before the meeting, the business must be either (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder who is entitled to vote at the meeting and who complies with the notice procedure set forth in this Section 12. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation first released or mailed its proxy statement to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary must set

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         forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  (b) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II; provided, however, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

                  (c) The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  (d) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         SECTION 13. STOCKHOLDER NOMINATION OF DIRECTORS. Any stockholder who intends to make a nomination of one or more persons for election to the Board of Directors of the Corporation shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation first released or mailed its proxy statement to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such stockholders' notice shall set forth (A) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (4) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement

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soliciting proxies of the election of such nominee; and (B) as to the stockholder giving the notice, (1) the name and record address of the stockholder, (2) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                                  ARTICLE III.
                                    DIRECTORS

         SECTION 1. NUMBER AND TERM OF OFFICE. The number of directors which will constitute the whole board will be at least one, or such other number as may be determined by the Board of Directors or by the stockholders at an annual or special meeting. Except as otherwise permitted by statute, the directors will be elected at each annual meeting of the Company's stockholders (or at any special meeting of the stockholders called for that purpose) by a majority of the voting power of the shares represented and voting, and each director will be elected to serve until the next annual meeting of the stockholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy will occur by reason of death, resignation, or removal for office. Directors will be natural persons, but need not be stockholders.

         SECTION 2. REMOVAL AND RESIGNATION OF DIRECTORS. Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

         SECTION 3. VACANCIES. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, or a sole remaining director, may choose a successor, for the unexpired term in respect of which such vacancy occurred or until a successor is duly elected and qualified, or until such director's earlier resignation or removal.

         SECTION 4. DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the

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Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called (i) by the Chairman, if there be one, or the President and Chief Executive Officer on twenty-four (24) hours' notice or (ii) any director on ten (10) days' notice, to each director, either personally, or by mail, telephone, facsimile, e-mail or telegram. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chairman or the President and Chief Executive Officer shall state the purpose of the meeting.

         SECTION 6. QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 7. ACTIONS OF BOARD. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 8. PARTICIPATION BY ELECTRONIC COMMUNICATIONS. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

         SECTION 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act

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at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board if Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         SECTION 10. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 11. CONDUCT OF MEETINGS. The Chairman, or, if there be no Chairman or in his or her absence, the Vice Chairman or any other officer designated by the Board of Directors, shall preside at all meetings of the Board of Directors. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the Chairman shall act as secretary.

         SECTION 12. CHAIRMAN OF THE BOARD. The Board of Directors shall, from time to time, elect one of the directors to serve as Chairman of the Board (the "Chairman"). The Chairman of the Board will be considered an officer of the Corporation and will have such duties as the Board of Directors will determine.

         SECTION 13. VICE CHAIRMAN OF THE BOARD. The Board of Directors shall, from time to time, elect one of the directors to serve as Vice Chairman of the Board (the "Vice Chairman"). The Vice Chairman of the Board will be considered an officer of the Corporation and will have such duties as the Board of Directors will determine.

                                   ARTICLE IV.
                                    OFFICERS

         SECTION 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one (1) or more Vice Presidents, Assistant Secretaries, Assistant Financial Officers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

         SECTION 2. ELECTION. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.

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         SECTION 3. REMOVAL AND RESIGNATION. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors. Any officer of the Corporation may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         SECTION 4. COMPENSATION. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, or any committee upon whom power in that regard may be conferred by the Board of Directors.

         SECTION 5. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President and Chief Executive Officer, the Chief Financial Officer or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         SECTION 6. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President, except to the extent otherwise provided by resolution of the Board of Directors. In the absence or disability of the Chairman of the Board, or there be none, the President and Chief Executive Officer shall preside at all meetings of the stockholders and Board of Directors. Except as otherwise prescribed by these Bylaws or the Board of Directors, the President and Chief Executive Officer shall prescribe the duties of other officers.

         SECTION 7. VICE PRESIDENTS. The Vice President or the Vice Presidents if there is more than one (1) (in the order designated by the Board of Directors) shall, at the request of the President and Chief Executive Officer or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors), perform the duties of the President and Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

         SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or

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books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President and Chief Executive Officer, under whose supervision he or she shall be.

         SECTION 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         SECTION 10. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President and Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         SECTION 11. ASSISTANT FINANCIAL OFFICERS. Assistant Financial Officers, if there be any; shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President and Chief Executive Officer, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of his or her disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board of Directors, an Assistant Financial Officers shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from or her office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         SECTION 12. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by

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the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V.
                                      STOCK

         SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President and Chief Executive Officer or a Vice President and (ii) by the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him, her or it in the Corporation.

         SECTION 2. SIGNATURES. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his, her or its attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

         SECTION 5. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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                                   ARTICLE VI.
                                     NOTICES

         SECTION 1. WAIVERS OF NOTICE. Any director, member of a committee or stockholder may at any time waive any notice required to be given by law, the Certificate of Incorporation or these Bylaws, by a writing signed by such person or persons entitled to said notice. If any director, member of a committee or stockholder shall be present at any meeting, his or her presence shall constitute a waiver of such notice.

         SECTION 2. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile, telegram, telex, e-mail or cable and will be deemed given when delivered or transmitted.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 4. CORPORATE SEAL. The Corporation may, but need not, have a corporate seal. In the event the Corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behalf of the Corporation to be valid and duly authorized.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve

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as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

         SECTION 2. NONEXCLUSIVITY OF RIGHTS. The indemnification rights conferred on any person under this Article VIII and the laws of the State of Delaware shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation or these Bylaws, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         SECTION 3. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provision of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE IX.
                                   AMENDMENTS

         The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

                                                          Dated:  April 11, 2001

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